UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: October 16, 2008

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On October 16, 2008, Public Media Works, Inc. (“we,” “us,” “our” or the “Company”) entered into a share exchange agreement (the “Share Exchange Agreement”) with Promia, Incorporated, a California corporation (“Promia”) and certain shareholders of Promia (the “Promia Sellers”). Under the terms of the Share Exchange Agreement, we will acquire Promia through an acquisition of all or at least 90% of its outstanding stock, options and warrants. In exchange, we will issue to the Promia Sellers, in the aggregate, up to 12,500,000 shares of Company stock and/or options or warrants to purchase Company common stock (the “Company Shares”), as such number of shares may be adjusted as described below. The Promia Sellers which executed the Share Exchange Agreement currently own more than 50% of the outstanding common stock of Promia.

Upon the closing of the Share Exchange Agreement, the Company would own Promia as a wholly owned, or at least 90% owned, subsidiary. The Share Exchange Agreement and the transactions contemplated there under (the “Exchange”) were approved by the disinterested member of our three member board of directors. One of the Company’s directors, Kevin Kearney, is also a director and a shareholder of Promia, and one of the Company’s directors, George Mainas, is also a shareholder of Promia. The Share Exchange Agreement provides that upon the closing of the transaction, all three of the current Company directors will resign, and five new directors to be designated by Promia and approved by the Company stockholders shall be appointed to the Company’s board of directors.

The closing of the Exchange is subject to certain conditions, including the approval of our stockholders and Company’s completion of a capital raise with net proceeds of at least $7,000,000. The closing of the Share Exchange Agreement is conditioned upon the completion of numerous events, many of which are outside of the control of the Company, and there can be no assurance that the exchange or any other transactions contemplated by the Share Exchange Agreement will be consummated.

The Share Exchange Agreement

Under the terms of the Share Exchange Agreement, the Promia Sellers will exchange all of their shares of Promia stock, options and warrants for an aggregate of 12,500,000 shares of Company common stock and/or options or warrants to purchase shares of Company common stock. In the event that the Company has completed a capital raise resulting in net proceeds to the Company of at least $7,000,000 through the sale of less than 10,000,000 shares of Company common stock (or debt or equity convertible into common stock) prior to the closing of the Share Exchange Agreement, then the number of shares less than 10,000,000 Company shares which were not sold in the capital raise will be distributed to the Promia Sellers on a pro-rata basis at the closing of the Share Exchange Agreement.

We currently have 5,211,440 shares of common stock outstanding. We cannot calculate the exact number of shares which will be outstanding upon completion of the Share Exchange Agreement as such number is dependent upon the issuance of shares in the Exchange and the capital raise, both of which have yet to be determined. However, the Company anticipates that upon completion of the Share Exchange Agreement and the capital raise, the Company will have approximately 28,300,000 outstanding shares of stock, options and warrants. The closing of the Share Exchange Agreement would result in a change of control of the Company.

The Share Exchange Agreement contains representations and warranties of the Company, Promia and the Promia Sellers relating to, among other things, (a) proper corporate organization; (b) the authorization, performance and enforceability of the Share Exchange Agreement; (c) compliance with governmental and other authorizations and obtaining all consents required to consummate the transactions contemplated by the Share Exchange Agreement; (d) the capital structure of each company; (e) financial statements; (f) liabilities and the absence of undisclosed liabilities; (g) contract rights and commitments; (h) the absence of claims and litigation; (i) compliance with applicable laws; (j) insurance coverage and claims; (k) absence of material changes; (l) employee matters; (m) corporate records; and (n) compliance with applicable provisions of the securities laws.

Under the Share Exchange Agreement, each of the Company, Promia and the Promia Sellers has agreed to do certain things, some of which are conditions to the closing, including: (a) in the case of the Company, maintain the registration of its common stock under the Securities Exchange Act of 1934; (b) in the case of the Company, obtain one year share lock-up agreements on a minimum of 2,500,000 shares of Company common stock, including the shares of George Mainas, a Company director and shareholder; (c) in the case of the Company, complete a capital raise with net proceeds in a minimum amount of $7,000,000; (d) in the case of the Company, obtain shareholder approval for the Share Exchange Agreement; (e) maintain the confidentiality of information shared with the other party, (f) proceed expeditiously to undertake all actions necessary to consummate and make effective the Share Exchange Agreement; (g) in the case of Promia, deliver to Company audited financial statements prepared in compliance with GAAP and in accordance with all applicable Securities Exchange Commission (the “SEC”), rules and regulations, including Regulation S-X; (h) in the case of Promia, obtain the execution of the Share Exchange Agreement from at least 90% of the Promia shareholders and all of the Promia preferred shareholders, and obtain exchange documents from at least 90% of the Promia option holders and warrant holders; and (i) in the case of both parties, be satisfied with the due diligence results of the other party; reach mutual agreement with respect to the disclosure schedules and other schedules within 30 days from the date of the Share Exchange Agreement; and be satisfied with certain tax and securities law aspects of the Share Exchange Agreement.

The Share Exchange Agreement may be terminated: (a) by mutual consent of Promia and the Company; (b) by either party if the Exchange is not consummated by February 16, 2009; (c) by either party if the Exchange is prohibited by issuance of an order, decree or ruling. In the event of termination, both parties are responsible for their respective expenses; (d) by Promia upon payment of a termination fee; or (e) by either party for various other grounds as provided in the Share Exchange Agreement.

The foregoing summary and description of the terms of the transaction contemplated under the Share Exchange Agreement contained herein is qualified in its entirety by reference to the complete agreement, a copy of which is filed as an exhibit to this report and incorporated herein by reference.

The Company

We currently operate in the entertainment industry. Upon the completion of the Share Exchange Agreement, the Company will sell all of its current operations which are focused on the entertainment industry to become solely involved in the current Promia business. During the period until the closing of the Share Exchange Agreement, and in the event the Share Exchange Agreement is not consummated, the Company intends to continue to actively operate in the entertainment industry.

Promia

Promia is a global network security company producing products that utilize advanced analytic processes. Promia has military and commercial products focused on both defensive and offensive network security operations. Promia is a privately held company headquartered in San Francisco, California, and satellite offices in Princeton, New Jersey, Davis, California , and Linthicum, Maryland.

Promia currently offers two major multi-function network appliances serving the security information management and network management and monitoring sectors of the information technology security market. Promia’s major products include appliances for small networks and distributed sites in larger organizations. Promia’s products are currently deployed worldwide and operational in global United States Navy Network Operating Centers, and onboard the USS Harry S. Truman aircraft carrier, protecting critical military command and control networks.

Promia’s products work by observing all traffic on computer networks, identifying and reacting to malicious behavior, broken equipment, incorrectly operating or misconfigured software, and assuring appropriate access to specified information. The products also include the use of highly classified counter attack tools. Promia’s products were jointly developed and built with the National Security Agency, United States Navy SPAWAR, University of California-Davis Cyber Security Group, Army Research Office and SRI International. All of the technology and intellectual property for the Promia products is owned by Promia with exclusive rights to market the products commercially worldwide.

ITEM 3.02 UNREGISTERED SALES OF EQUITY SECURITIES

In connection with the Exchange, we will at the closing, acquire at least 90% of the outstanding capital stock of Promia, in exchange for our issuance to the Promia Sellers of the Company Shares. The issuance of the Company Shares to the Promia Sellers is intended to be exempt from registration under the Securities Ac of 1933 and Regulation D thereunder.

We currently have 5,211,440 shares of common stock outstanding. We cannot calculate the exact number of shares which will be outstanding upon completion of the Share Exchange Agreement as such number is based on the number of shares to be issued to the Promia Sellers and the investors in a capital raise as discussed above. The shares of our common stock issued to the Promia Sellers will be restricted shares, and the holders thereof may not sell, transfer or otherwise dispose of such shares without registration under the Securities Act of 1933 or an exemption therefrom. Additionally, the Share Exchange Agreement requires that all Company shares issued to the Promia Sellers at the closing will be subject to a one year lock-up period which will restrict the ability of the Promia Sellers to transfer the Company Shares during that period, and requires that the Company obtain a similar one year lock-up agreement covering at least 2,500,000 Company Shares currently held by Company stockholders, including the shares held by George Mainas.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

No.	Description

2.2	Share Exchange Agreement dated as of October 16, 2008 by and among the Company, Promia and certain shareholders of Promia

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: October 17, 2008	By:	/s/ Al Hayes
Al Hayes
Chief Executive Officer